Exhibit 99.1

July 28, 2004

NEWS RELEASE
30 Penhallow Street
Portsmouth, NH 03801
(603) 433-6131
(800) 327-9970

Contact:	Robert J. Anderson
Director of Investor Relations and Business Development
Phone:	(603) 334-1485

(For Immediate Release)

Apogent Reports Third Quarter and Year-to-Date Results

PORTSMOUTH, N.H (July 28, 2004): Apogent Technologies Inc. (NYSE: AOT), a leading manufacturer of clinical diagnostic and life science research products, today reported financial results for the third quarter and nine months ended June 30, 2004.

During the third quarter, Apogent completed certain restructuring activities at businesses within its Research Group, which resulted in special charges. Also in the third quarter, Apogent incurred transaction expenses associated with the pending merger with Fisher Scientific International Inc. To ensure clarity of understanding, we have presented comparative operating results throughout this release both before and after the effects of these special items. For a reconciliation of the adjusted results to U.S. GAAP, please refer to the table on page 2 of this release and to Exhibits 4, 5, 6, and 8.

Excluding special items, adjusted income and diluted earnings per share from continuing operations for the third quarter of fiscal 2004 were $37.8 million and $0.41, respectively. This compares to adjusted income and diluted earnings per share from continuing operations, excluding special items, of $36.6 million and $0.36, respectively, for the third quarter of fiscal 2003. Including the impact of the special items, on a U.S. GAAP basis, income and diluted earnings per share from continuing operations for the third quarter of fiscal 2004 were $34.7 million and $0.36, respectively. These results compare with income and diluted earnings per share from continuing operations for the third quarter of fiscal 2003 of $35.7 million and $0.36, respectively.

Excluding special items, adjusted income and diluted earnings per share from continuing operations for the nine months ended June 30, 2004 were $106.0 million and $1.15, respectively. This compares to adjusted income and diluted earnings per share from continuing operations, excluding special items, of $96.5 million and $0.93, respectively, for the nine months ended June 30, 2003. Including the impact of the special items, on

July 28, 2004

a U.S. GAAP basis, income and diluted earnings per share from continuing operations for the nine months ended June 30, 2004 were $97.2 million and $1.05, respectively. These results compare with income and diluted earnings per share from continuing operations for the nine months ended June 30, 2003 of $95.4 million and $0.92, respectively.

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	(In Thousands, Except Per Share Data)
	2004	2003	2004	2003
U.S GAAP
Income from continuing operations	$34,694	$35,704	$97,216	$95,383

Diluted earnings per common share from continuing operations	$0.36	$0.36	$1.05	$0.92

Weighted average diluted shares outstanding	95,812	100,526	92,884	104,056

Adjusted
Restructuring charges and asset impairments, net of tax	1,111	915	4,424	1,128

Transaction expenses	1,953	—	4,239	—

Loss on the extinguishment of debt, net of tax	—	—	106	—

Adjusted income from continuing operations	$37,758	$36,619	$105,985	$96,511

Adjusted diluted earnings per common share from continuing operations	$0.41	$0.36	$1.15	$0.93

(A) Adjusted weighted average diluted shares outstanding	92,472	100,526	91,775	104,056

(A)	Excludes the impact of convertible debt on weighted average diluted shares outstanding that became convertible on June 16, 2004 due to the pending merger with Fisher Scientific and will remain convertible until 15 days after the closing of the transaction.

July 28, 2004

Net sales for the third quarter were $307.7 million, compared with $278.5 million in the same period last year, an increase of 10.5%. Organic sales growth for the third quarter was 3.9%, composed of 5.1% organic growth in the Clinical Group and 2.8% organic growth in the Research Group. Strong consolidated organic sales growth of 3.9% in the third quarter compared favorably to 2.5% in the second quarter of fiscal 2004.

Net sales for the nine months ended June 30, 2004 were $884.3 million, compared with $812.9 million in the same period last year, an increase of 8.8%. Organic sales growth for the nine months ended June 30, 2004 was 3.4%, composed of 4.6% organic growth in the Clinical Group and 2.4% organic growth in the Research Group.

Quarterly and year-to-date comparisons of net sales by business segment are as follows:

	Three Months Ended June 30,		% Total Sales Increase	% Organic Increase
(in thousands)	2004	2003
Business Segment
Clinical Group	$141,298	$127,818	10.5%	5.1%
Research Group	166,403	150,660	10.4%	2.8%

Total	$307,701	$278,478	10.5%	3.9%

	Nine Months Ended June 30,		% Total Sales Increase	% Organic Increase
(in thousands)	2004	2003
Business Segment
Clinical Group	$409,775	$379,747	7.9%	4.6%
Research Group	474,515	433,167	9.5%	2.4%

Total	$884,290	$812,914	8.8%	3.4%

Apogent’s net sales by geographic area are as follows:

	Three Months Ended June 30,
(in thousands)	2004	2003
Geographic Area
North America	$222,701	$203,894
Europe	58,358	51,416
Asia	19,488	17,327
Other	7,154	5,841

Total	$307,701	$278,478

July 28, 2004

	Nine Months Ended June 30,
(in thousands)	2004	2003
Geographic Area
North America	$629,890	$594,604
Europe	174,470	152,486
Asia	59,394	49,413
Other	20,536	16,411

Total	$884,290	$812,914

DETAILED FINANCIAL RESULTS

Please refer to the financial statements at the end of this press release when reviewing the following financial information. As noted previously, some of the information that follows has been adjusted for special items. Please refer to Exhibits 4, 5, 6, and 8 for reconciliation to U.S. GAAP.

Adjusted gross profit for the third quarter of fiscal 2004 was $146.7 million, versus $134.6 million for the same period last year. Adjusted gross margin was 47.7% in the third quarter of this year, versus 48.4% in the third quarter of fiscal 2003. The adjustment for special items was $1.4 million for the third quarter of fiscal 2004 and $1.0 million for the third quarter of fiscal 2003. Accordingly, without this adjustment, gross profit and margin were $145.3 and 47.2% for the quarter, compared with gross profit and margin of $133.7 and 48.0% for the third quarter of fiscal 2003. Adjusted gross margin was generally in-line with the second quarter of fiscal 2004, but was down year-over-year due primarily to the strategically important acquisitions of QSP and Pactech, which operate at lower margins.

Adjusted gross profit for the nine months ended June 30, 2004 was $419.8 million, versus $390.7 million for the same period last year. Adjusted gross margin was 47.5% for the nine months ended June 30, 2004, versus 48.1% for the nine months ended June 30, 2003. The adjustment for special items was $1.7 million for the nine months ended June 30, 2004 and $1.0 million for the nine months ended June 30, 2003. Accordingly, without this adjustment, gross profit and margin were $418.1 and 47.3% for the nine months ended June 30, 2004, compared with gross profit and margin of $389.8 million and 48.0% for the nine months ended June 30, 2003.

Adjusted selling, general and administrative expenses for the third quarter of fiscal 2004 were $79.3 million, versus $69.9 million for the same period last year. The adjustment for special items was $2.4 million for the three months ended June 30, 2004 and $0.5 million for the three months ended June 30, 2003. Accordingly, without these adjustments, selling, general and administrative expenses were $81.7 million for the third quarter of fiscal 2004, compared with $70.4 million for the third quarter of fiscal 2003. Adjusted selling, general and administrative expenses as a percentage of sales were 25.8%, an increase from 25.1% in the third quarter of fiscal 2003, due primarily to the acceleration of our Sarbanes-Oxley 404 compliance program, costs associated with our investigation of revenue recognition matters at our MBP subsidiary, an increase in subsidiary bonus accruals resulting from improvements in our operational performance, and an increase in medical expenses.

July 28, 2004

Adjusted selling, general and administrative expenses for the nine months ended June 30, 2004 were $227.9 million, versus $209.9 million for the same period last year. The adjustment for special items was $9.6 million for the nine months ended June 30, 2004 and $0.8 million for the nine months ended June 30, 2003. Accordingly, without these adjustments, selling, general and administrative expenses were $237.5 million for the nine months ended June 30, 2004, compared with $210.7 million for the nine months ended June 30, 2003. Adjusted selling, general and administrative expenses as a percentage of sales were 25.8%, unchanged from the nine months ended June 30, 2003.

Adjusted operating income and margin for the third quarter of 2004 were $67.4 million and 21.9% of net sales, compared with $64.7 million and 23.2% of net sales for the same period last year, an increase of 4.1%. Without the adjustments, operating income and margin were $63.6 million and 20.7% of net sales for the third quarter of fiscal 2004, compared with $63.3 million and 22.7% of net sales for the second quarter of fiscal 2003.

Adjusted operating income and margin for the nine months ended June 30, 2004 were $191.8 million and 21.7% of net sales, compared with $180.8 million and 22.3% of net sales for the same period last year, an increase of 6.1%. Without these adjustments, operating income and margin were $180.6 million and 20.4% of net sales for the nine months ended June 30, 2004, compared with $179.1 and 22.0% of net sales for the nine months ended June 30, 2003.

Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations (Adjusted EBITDA) and margin were $82.8 million and 26.9% of net sales for the three months ended June 30, 2004, compared to $79.1 million and 28.4% of net sales for the same period in 2003. Net income and margin for the three months ended June 30, 2004 were $34.3 million and 11.1% of net sales, compared to $35.5 million and 12.8% of net sales for the same period in 2003.

Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations (Adjusted EBITDA) and margin were $239.1 million and 27.0% of net sales for the nine months ended June 30, 2004, compared to $225.2 million and 27.7% of net sales for the same period in 2003. Net income and margin for the nine months ended June 30, 2004 were $96.9 million and 11.0% of net sales, compared to $7.9 million and 1.0% of net sales for the same period in 2003.

Fully diluted weighted average shares outstanding were 95.8 million for the quarterly period ended June 30, 2004, compared with fully diluted weighted average shares outstanding of 100.5 million for the same period in fiscal 2003. Fully diluted weighted average shares outstanding were 92.9 million for the nine months ended June 30, 2004, compared with fully diluted weighted shares outstanding of 104.1 million for the same period in fiscal 2003. The period-over-period decreases in fully diluted weighted average shares outstanding resulted from repurchases of Company stock between October 2002 and December 2003. Included in the fully diluted shares outstanding for the three months and nine months ended June 30, 2004 are 3.3 million shares and 1.1 million shares arising from our convertible debt, which became convertible on June 16, 2004 due to the pending merger with Fisher Scientific and will remain convertible until 15

July 28, 2004

days after the closing of the transaction. For purposes of comparability with our guidance, we have excluded these shares from our adjusted results. No convertible debt was converted as of June 30, 2004.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, for the third quarter of fiscal 2004 was $57.8 million. This compares with free cash flow of $43.4 million for the same period in 2003, an increase of 33.2%. The net cash provided by operating activities for the third quarter of fiscal 2004 was $63.5 million, compared to $58.5 million for the same period last year.

Free cash flow for the nine months ended June 30, 2004 was $158.3 million. This compares with free cash flow of $77.8 million for the same period in 2003. The net cash provided by operating activities for the nine months ended June 30, 2004 was $176.8 million, compared to $115.4 million for the same period last year. The period-over-period increases in free cash flow resulted from the timing of tax payments and reduced capital expenditures.

The Company has included information concerning Adjusted EBITDA and free cash flow because management believes that some investors use Adjusted EBITDA and free cash flow as measures of a company’s historical ability to service its debt. Adjusted EBITDA and free cash flow should not be considered as alternatives to, or more meaningful than, net income as an indicator of Apogent’s operating performance, or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and free cash flow have not been prepared in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA and free cash flow, as presented by Apogent, may not be comparable to similarly titled measures reported by other companies. Certain other non-GAAP financial measures (i.e., adjusted gross profit, adjusted gross margin, and adjusted operating income) have been provided in order to provide consistency with the format of presentation previously made to the investing public.

Inventory was $222.3 million at the end of the third quarter. Inventory turns for the quarter were 2.7, compared with 2.6 for the second quarter of fiscal 2004. Accounts receivable at the end of the quarter were $191.1 million. Days sales outstanding in the third quarter were 54.5 days, compared with 52.0 days for the second quarter of fiscal 2004.

SPECIAL ITEMS

Restructuring expenses during the three and nine months ended June 30, 2004 were $1.8 million and $7.0 million, respectively. These charges were primarily related to costs associated with the consolidation of facilities and discontinuance of certain product lines.

Additionally, during the three and nine months ended June 30, 2004, the Company incurred transaction expenses of approximately $2.0 million and $4.2 million, respectively, associated with the pending merger with Fisher Scientific International Inc.

July 28, 2004

UPCOMING COMPANY TRADE SHOW EXHIBITS

Show	Details
American Association of Clinical Chemistry	July 25 – 29, 2004 Los Angeles, CA www.aacc.org

Drug Discovery Technology	August 8-13, 2004 Boston, MA www.drugdisc.com

Chips to Hits	September 20-22, 2004 Boston, MA www.chipstohits.com

For further information on industry trade shows that Apogent subsidiaries attend, please visit Apogent’s website at www.apogent.com.

ABOUT APOGENT

Apogent is a diversified worldwide leader in the design, manufacture, and sale of value-added laboratory and life science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: Clinical Group and Research Group.

FORWARD-LOOKING STATEMENTS

Statements made in this press release regarding future matters are forward-looking statements that involve risks and uncertainties. Forward-looking statements, including those dealing with the pending merger with Fisher Scientific International Inc., competitors, customers, acquisitions, sales, profit margins, product development, financial performance, business strategies, growth opportunities, and other future matters are based on current expectations. Our actual results may differ materially from those presently anticipated. Factors relating to the pending merger with Fisher Scientific that could cause actual results to differ materially include the possibilities that: the companies may be unable to obtain stockholder or regulatory approvals required for the merger; problems may arise in successfully integrating the businesses of the two companies; the merger may involve unexpected costs; the combined company may be unable to achieve cost-cutting synergies; and the businesses may suffer as a result of uncertainty surrounding the merger. Other factors that could cause actual results to differ materially include, among others: increased borrowing rates; financial risks associated with our holding company structure; currency and other risks associated with our international operations; risks from rapid technological change and new product introductions; the cyclical nature of some of the industries and markets into which we sell our products; changes in customer purchasing patterns; competitive factors; challenges associated with acquisitions; the possibility of future restructuring or impairment charges against our reported earnings; our dependence upon key distributors and original equipment manufacturers; possible disruption of our manufacturing operations from labor unrest, shortages of critical materials or other causes; timing of product launches and other factors that may impact the success of new product introductions; unanticipated costs or other factors that could adversely impact our cost-cutting efforts;

July 28, 2004

regulatory and litigation risks; and the other “Cautionary Factors” contained in Item 7 of the Company’s most recent Form 10-K and our subsequent reports filed with the Securities and Exchange Commission from time to time; and the other “Risk Factors” contained in the Form S-4 Registration Statement filed by Fisher Scientific on April 16, 2004 (SEC file no. 333-114548), as amended on May 21, 2004. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

* * * * *

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger of Fisher Scientific International Inc. and Apogent Technologies Inc., Fisher has filed a registration statement on Form S-4 (SEC File No. 333-114548) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger. Apogent and Fisher have filed or will file additional relevant materials with the SEC. Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Fisher, Apogent and the merger. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher or Apogent with the SEC) free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, 1 Liberty Lane, Hampton, NH 03842, or from Fisher’s Web site at www.fisherscientific.com. The documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801, or from Apogent’s Web site at www.apogent.com.

Fisher, Apogent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Fisher and Apogent in favor of the merger. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in the joint proxy statement/prospectus filed on Form S-4, which was declared effective by the SEC on May 21, 2004. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Fisher, Apogent and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

* * * * *

July 28, 2004

Exhibit 1

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands except share and per share data)

(unaudited)

	June 30, 2004	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$92,872	$18,505
Marketable securites - available for sale	15,166	17,625
Accounts receivable (less allowance for doubtful accounts of $5,369 and $4,286 respectively)	191,055	179,523
Inventories	222,315	206,549
Deferred income taxes	15,308	15,308
Prepaid expenses and other current assets	19,699	16,518

Total current assets	556,415	454,028
Property, plant and equipment, net	269,555	282,752
Intangible assets, net	199,833	179,492
Goodwill	1,023,564	999,243
Other assets	39,061	34,476

Total assets	$2,088,428	$1,949,991

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and overdrafts	$10,889	$12,801
Current portion of long-term debt	2,190	2,281
Accounts payable	47,339	50,220
Income taxes payable	41,584	20,053
Accrued payroll and employee benefits	39,389	34,484
Accrued interest expense	3,780	8,844
Restructuring reserve	3,048	1,758
Other current liabilities	48,851	38,883

Total current liabilities	197,070	169,324
Long-term debt, less current portion	912,333	891,989
Deferred income taxes	154,827	137,683
Other liabilities	29,350	26,948
Commitments and contingent liabilities

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 20,000,000 shares	—	—
Common stock, $0.01 par value; authorized 250,000,000 shares; issued 107,120,682 and 107,057,865 shares; outstanding 89,988,443 and 92,013,345 shares, respectively	1,071	1,071
Additional paid-in capital	287,400	270,119
Retained earnings	833,993	737,045
Accumulated other comprehensive income (loss)	18,085	(3,127)
Deferred compensation	(4,955)	—
Treasury common stock, 17,132,239 and 15,044,520 shares at cost	(340,746)	(281,061)

Total shareholders’ equity	794,848	724,047

Total liabilities and shareholders’ equity	$2,088,428	$1,949,991

July 28, 2004

Exhibit 2

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Net sales	$307,701	$278,478	$884,290	$812,914

Cost of sales:
Cost of products sold	161,008	143,839	464,529	422,205
Restructuring charges	1,365	955	1,652	955

Total cost of sales	162,373	144,794	466,181	423,160

Gross profit	145,328	133,684	418,109	389,754

Selling, general and administrative expenses	79,330	69,923	227,940	209,863
Merger expenses	1,953	—	4,239	—
Restructuring charges and asset impairments	399	475	5,370	807

Total selling, general and administrative expenses	81,682	70,398	237,549	210,670

Operating income	63,646	63,286	180,560	179,084

Other income (expense):
Interest expense, net	(6,891)	(11,635)	(22,707)	(32,427)
Amortization of deferred financing fees	(1,681)	(1,006)	(4,693)	(2,809)
Loss on extinguishment of debt	—	—	(171)	—
Other, net	313	163	741	943

Income from continuing operations before income taxes	55,387	50,808	153,730	144,791
Income taxes	20,693	15,104	56,514	49,408

Income from continuing operations	34,694	35,704	97,216	95,383
Discontinued operations, net of income tax benefit	(413)	(188)	(267)	(87,516)

Net income	$34,281	$35,516	$96,949	$7,867

Basic earnings per common share from continuing operations	$0.39	$0.36	$1.08	$0.93
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.85)

Basic earnings per common share	$0.38	$0.36	$1.08	$0.08

Diluted earnings per common share from continuing operations	$0.36	$0.36	$1.05	$0.92
Discontinued operations	$(0.00)	(0.00)	$(0.00)	(0.84)

Diluted earnings per common share	$0.36	$0.35	$1.05	$0.08

Weighted average basic shares outstanding	89,654	99,486	89,601	103,053
Weighted average diluted shares outstanding	95,812	100,526	92,884	104,056

July 28, 2004

Exhibit 3

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$96,949	$7,867
Adjustments to reconcile net income to net cash provided by operating activities:
Discontinued operations	267	87,516
Depreciation	34,464	31,819
Amortization of intangible assets and deferred financing fees	16,754	14,377
Amortization of deferred compensation	991	—
Gain on sale of property plant and equipment	196	244
Asset impairments	2,693	—
Loss on extinguishment of debt and settlement of securities lending	171	—
Deferred income taxes	15,370	10,252
Changes in assets and liabilities, net of effects of businesses acquired:
(Increase) decrease in accounts receivable	(4,518)	2,504
Increase in inventories	(8,327)	(11,110)
Increase in prepaid expenses and other current assets	(3,111)	(3,376)
Decrease in accounts payable	(4,892)	(6,956)
Increase (decrease) in income taxes payable	20,735	(6,604)
Increase (decrease) in accrued payroll and employee benefits	3,933	(1,372)
Decrease in accrued interest expense	(5,064)	(7,290)
Increase (decrease) in restructuring reserve	1,290	(298)
Increase in other current liabilities	6,336	2,842
Net change in other assets and liabilities	2,532	(4,970)

Net cash provided by operating activities	176,769	115,445

Cash flows from investing activities:
Capital expenditures	(18,466)	(37,684)
Proceeds from sales of property, plant and equipment	2,639	1,221
Net payments for businesses acquired	(41,983)	(21,654)
Other investing activities	696	1,546

Net cash used in investing activities	(57,114)	(56,571)

Cash flows from financing activities:
Proceeds from revolving credit facility	161,300	469,400
Principal payments on revolving credit facility	(484,406)	(469,400)
Proceeds from long-term debt	345,000	250,000
Principal payments on long-term debt	—	(23,408)
Proceeds from the exercise of stock options	50,770	2,543
Proceeds from employee stock purchase program	1,586	927
Purchase of treasury stock	(109,437)	(226,348)
Financing fees paid	(9,320)	(9,168)
Premium paid on extinguishment of debt and settlement of securities lending	(171)	—
Other financing activities	—	2,510

Net cash used in financing activities	(44,678)	(2,944)

Effect of exchange rate changes on cash and cash equivalents	(610)	13,893

Net increase in cash and cash equivalents	74,367	69,823
Cash and cash equivalents at beginning of period	18,505	16,327

Cash and cash equivalents at end of period	$92,872	$86,150

July 22, 2003

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Adjusted Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

Exhibit 4

	Three months ended June 30, 2004				Three months ended June 30, 2003
	US GAAP Results	Adjustments (B)		Adjusted Results (A)	US GAAP Results	Adjustments (B)	Adjusted Results (A)
Net sales	$307,701	$—		$307,701	$278,478	$—	$278,478

Cost of sales	161,008	—		161,008	143,839	—	143,839
Restructuring charge	1,365	(1,365)		—	955	(955)	—

Total cost of sales	162,373	(1,365)		161,008	144,794	(955)	143,839

Gross profit	145,328	1,365		146,693	133,684	955	134,639

Selling, general and administrative expenses	79,330	—		79,330	69,923	—	69,923
Merger expenses	1,953	(1,953)		—	—	—	—
Restructuring charges	399	(399)		—	475	(475)	—

Total selling, general and administrative expenses	81,682	(2,352)		79,330	70,398	(475)	69,923

Operating income	63,646	3,717		67,363	63,286	1,430	64,716
Other income (expense):
Interest expense	(6,891)	—		(6,891)	(11,635)	—	(11,635)
Amortization of deferred financing fees	(1,681)	—		(1,681)	(1,006)	—	(1,006)
Other, net	313	—		313	163	—	163

Income from continuing operations before income taxes	55,387	3,717		59,104	50,808	1,430	52,238
Income taxes	20,693	653	(C)	21,346	15,104	515	15,619

Income from continuing operations	34,694	3,064		37,758	35,704	915	36,619
Discontinued operations, net of income tax benefit	(413)	—		(413)	(188)	—	(188)

Net income	$34,281	$3,064		$37,345	$35,516	$915	$36,431

Basic earnings per common share from continuing operations	$0.39			$0.42	$0.36		$0.37
Discontinued operations	(0.00)			(0.00)	(0.00)		(0.00)

Basic earnings per common share	$0.38			$0.42	$0.36		$0.37

Diluted earnings per common share from continuing operations	$0.36			$0.41	$0.36		$0.36
Discontinued operations	$(0.00)			$(0.00)	$(0.00)		$(0.00)

Diluted earnings per common share	$0.36			$0.40	$0.35		$0.36

Weighted average basic shares outstanding	89,654			89,654	99,486		99,486
Weighted average diluted shares outstanding	95,812	(3,340	)(D)	92,472	100,526		100,526

(A)	These Adjusted Consolidated Statements of Operations are for informational purposes only and are not in accordance with U.S. generally accepted accounting principles (GAAP). These statements exclude the impact of the special items.
(B)	Reflects the impact of restructuring charges and transaction expenses associated with the pending merger with Fisher Scientific.
(C)	The tax rate used for the restructuring adjustments is based on the tax rate in the jurisdiction in which the income or expense arose. No tax benefit has been recorded for the transaction expenses associated with the pending merger with Fisher Scientific.
(D)	Reflects the impact of convertible debt on weighted average diluted shares that became convertible on June 16, 2004 due to the pending merger with Fisher Scientific and will remain convertible until 15 days after the closing of the transaction.

July 22, 2003

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Adjusted Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

Exhibit 5

	Nine months ended June 30, 2004				Nine months ended June 30, 2003
	US GAAP Results	Adjustments (B)		Adjusted Results (A)	US GAAP Results	Adjustments (B)	Adjusted Results (A)
Net sales	$884,290	$—		$884,290	$812,914	$—	$812,914

Cost of sales	464,529	—		464,529	422,205	—	422,205
Restructuring charge	1,652	(1,652)		—	955	(955)	—

Total cost of sales	466,181	(1,652)		464,529	423,160	(955)	422,205

Gross profit	418,109	1,652		419,761	389,754	955	390,709

Selling, general and administrative expenses	227,940	—		227,940	209,863	—	209,863
Merger expenses	4,239	(4,239)		—	—	—	—
Restructuring charges and asset impairments	5,370	(5,370)		—	807	(807)	—

Total selling, general and administrative expenses	237,549	(9,609)		227,940	210,670	(807)	209,863

Operating income	180,560	11,261		191,821	179,084	1,762	180,846
Other income (expense):
Interest expense	(22,707)	—		(22,707)	(32,427)	—	(32,427)
Amortization of deferred financing fees	(4,693)	—		(4,693)	(2,809)	—	(2,809)
Loss on the extinguishment of debt	(171)	171		—	—	—	—
Other, net	741	—		741	943	—	943

Income from continuing operations before income taxes	153,730	11,432		165,162	144,791	1,762	146,553
Income taxes	56,514	2,663	(C)	59,177	49,408	634	50,042

Income from continuing operations	97,216	8,769		105,985	95,383	1,128	96,511
Discontinued operations, net of income tax benefit	(267)	—		(267)	(87,516)	—	(87,516)

Net income	$96,949	$8,769		$105,718	$7,867	$1,128	$8,995

Basic earnings per common share from continuing operations	$1.08			$1.18	$0.93		$0.94
Discontinued operations	(0.00)			(0.00)	(0.85)		(0.85)

Basic earnings per common share	$1.08			$1.18	$0.08		$0.09

Diluted earnings per common share from continuing operations	$1.05			$1.15	$0.92		$0.93
Discontinued operations	$(0.00)			$(0.00)	$(0.84)		$(0.84)

Diluted earnings per common share	$1.05			$1.15	$0.08		$0.09

Weighted average basic shares outstanding	89,601			89,601	103,053		103,053
Weighted average diluted shares outstanding	92,884	(1,109	)(D)	91,775	104,056		104,056

(A)	These Adjusted Consolidated Statements of Operations are for informational purposes only and are not in accordance with U.S. generally accepted accounting principles (GAAP). These statements exclude the impact of the special items.
(B)	Reflects the impact of restructuring charges, asset impairments, loss on extinguishment of debt and transaction expenses associated with the pending merger with Fisher Scientific.
(C)	The tax rate used for the restructuring adjustments is based on the tax rate in the jurisdiction in which the income or expense arose. No tax benefit has been recorded for the transaction expenses associated with the pending merger with Fisher Scientific.
(D)	Reflects the impact of convertible debt on weighted average diluted shares that became convertible on June 16, 2004 due to the pending merger with Fisher Scientific and will remain convertible until 15 days after the closing of the transaction.

July 22, 2003

Exhibit 6

Calculation of Adjusted EBITDA

(in thousands)

(historical amounts have been restated to reflect discontinued operations)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Net income	$34,281	$35,516	$96,949	$7,867
Less: Discontinued operations	(413)	(188)	(267)	(87,516)
Loss on the extinguishment of debt	—	—	(171)	—
Merger expenses	(1,953)	—	(4,239)	—
Restructuring charges and asset impairments	(1,764)	(1,430)	(7,022)	(1,762)
Income Taxes	20,693	15,104	56,514	49,408

Adjusted income from continuing operations before income taxes	59,104	52,238	165,162	146,553
Interest expense	6,891	11,635	22,707	32,427
Depreciation	10,911	10,443	34,464	31,819
Amortization	5,909	4,818	16,754	14,377

Adjusted EBITDA	$82,815	$79,134	$239,087	$225,176

July 22, 2003

Exhibit 7

Components of Net Sales Growth (unaudited)	Three Months Ended June 30, 2004	Nine Months Ended June 30, 2004
Organic growth	3.9%	3.4%
Acquisitions and base period adjustments	4.9%	3.0%
Foreign exchange	1.7%	2.4%

Total sales growth	10.5%	8.8%

July 22, 2003

Exhibit 8

Calculation of Free Cash Flow

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Net cash provided by operating activities	$63,527	$58,481	$176,769	$115,445
Less: Capital expenditures	(5,766)	(15,124)	(18,466)	(37,684)

Free cash flow	$57,761	$43,357	$158,303	$77,761